CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 16, 1999 accompanying the financial statements of Insured Municipals Income Trust, 191st Insured Multi-Series as of October 31, 1999, and for the period then ended, contained in this Post- Effective Amendment No. 3 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                       Grant THORNTON LLP

Chicago, Illinois
February 23, 2000